Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos.333-12586, 333-13786, 333-14142, 333-83914, 333-104070, 333-121229, 333-138717, 333-148316, 333-161004 and 333-167057) of our reports dated May 15, 2013, with respect to the consolidated financial statements of Alvarion Ltd. and its subsidiaries included in this annual report (Form 20-F) for the year ended December 31, 2012.

KOST, FORER GABBAY & KASIERER
Tel-Aviv, Israel	A Member of Ernst & Young Global

May 15, 2013